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                                                                    EXHIBIT 23.1
                                                CONSENT OF DELOITTE & TOUCHE LLP



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of AGL Resources Inc. (the "Company") on Form S-8 of our reports dated November 5, 1996 and May 31, 1996, appearing in the Annual Report on Form 10-K of the Company for the year ended September 30, 1996 and appearing in the Annual Report on Form 11-K of the Company's Retirement Savings Plus Plan for the year ended December 31, 1995.



DELOITTE & TOUCHE LLP

Atlanta, Georgia
May 7, 1997